UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2065 Hamilton Avenue
San Jose, California 95125
(Address of principal executive offices)

(408) 376-7400
(Registrant's telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2016, eBay Inc. (the “Company”) announced that Mr. Logan Green had been appointed as a new member of the Company’s Board of Directors, with such appointment to be effective immediately.

Mr. Green fills a vacancy created by an increase in the size of the Company’s Board of Directors from 11 to 12, and his term of office will expire at the Company’s 2017 annual meeting of stockholders or until his successor has been elected and qualified.

As a non-employee director, Mr. Green is entitled to receive the compensation arrangements described in the Company’s 2016 Proxy Statement under “Compensation of Directors”, as filed with the Securities and Exchange Commission on March 23, 2016. In addition, the Company will enter into its form of Indemnity Agreement with Mr. Green, a copy of which has been filed as Exhibit 10.01 to the Company’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on July 15, 1998.

There is no arrangement or understanding between Mr. Green and any other persons pursuant to which Mr. Green was appointed as a director. Furthermore, there are no transactions between Mr. Green and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the Company’s announcement regarding Mr. Green's appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Announcement dated June 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: June 21, 2016	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Vice President, Legal, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Announcement dated June 21, 2016